EXHIBIT 23

CONSENT OF ACCOUNTANTS

            We consent to the incorporation by reference in the Registration Statement (File No. 333-93677) of First Niles Financial, Inc.'s 1999 Recognition and Retention Plan and 1999 Stock Option and Incentive Plan on Form S-8 of our report, dated January 25, 2002, on the consolidated financial statements incorporated by reference in First Niles' Annual Report on Form 10-KSB for the fiscal year ended December 31, 2001.

                                                                                                /s/ ANNESS, GERLACH & WILLIAMS

Niles, Ohio
March 27, 2002